UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 31, 2011 (October 31, 2011)

DGSE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11311 Reeder Rd.

Dallas, Texas  75229

(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662

(Registrant’s telephone number, including area code)

______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

DGSE Companies, Inc., a Nevada corporation (the “Registrant”), has entered into an Executive Employment Agreement, dated November 1, 2011 (the “2011 Smith Employment Agreement”), in substantially the form attached hereto as Exhibit 10.1, by and between the Registrant and Dr. L.S. Smith (“Dr. Smith”), who will, as of November 1, 2011, be the former Chairman of the Board and Chief Executive Officer of the Registrant as a result of his voluntary resignation from those positions prompted his need to attend to matters related to his health.  Prior to November 1, 2011, Dr. Smith’s employment with the Registrant has been governed by an Executive Employment Agreement, dated September 1, 2010 (the “2010 Smith Employment Agreement”), by and between the Registrant and Dr. Smith, as described in the section entitled “Compensation of Directors and Executive Officers” of the Definitive Proxy Statement of the Registrant on Schedule 14A, as filed with the Securities Exchange Commission on May 24, 2011 (the “Proxy Statement”).  Effective November 1, 2011, the 2010 Smith Employment Agreement will be replaced and superseded by the 2011 Smith Employment Agreement, pursuant to which Dr. Smith will provide consulting and advisory services to the Registrant.  The 2011 Smith Employment Agreement will provide Dr. Smith with an annual base salary of $225,000 per year.  The other terms of the 2011 Smith Employment Agreement remain unchanged from those of the 2010 Smith Employment Agreement, as described in the section entitled “Compensation of Directors and Executive Officers” of the Proxy Statement.

Item 3.02               Unregistered Sales of Equity Securities

On October 31, 2011, the Registrant completed the sale of 845,634 shares (the “Option Shares”) of the common stock of the Registrant, par value $0.01 per share (“Common Stock”), to Dr. Smith in connection with his exercise of options to purchase Common Stock (the “Options”).  In consideration for the aggregate exercise price of the Options, Dr. Smith tendered 219,924 previously-issued shares of Common Stock to the Registrant.  The sale and delivery of the Option Shares to Dr. Smith was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the exemption from the registration requirements of the Securities Act contained in Rule 506 of Regulation D, promulgated under the Securities Act (“Regulation D”).  Dr. Smith has represented to the Registrant in writing that Dr. Smith is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D.

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(a)	Not applicable.

(b)
Effective November 1, 2011, Dr. Smith will resign as Chairman of the Board and Chief Executive Officer of the Registrant.  Dr. Smith’s resignation was prompted by his need to attend to matters related to his health.  Dr. Smith’s employment with the Registrant was governed by the 2010 Smith Employment Agreement.  Effective November 1, 2011, the 2010 Smith Employment Agreement will be replaced and superseded by the 2011 Smith Employment Agreement, pursuant to which Dr. Smith will provide consulting and advisory services to the Registrant.  Dr. Smith has no disagreements with the Registrant on any matter related to the Registrant’s operations, policies or practices.

(c)
Effective November 1, 2011, William H. Oyster, age 58 (“Mr. Oyster”), who has served as a member of the Registrant’s Board of Directors and as the Registrant's President and Chief Operating Officer since January of 1990, will be appointed to serve as the Registrant’s Chairman of the Board and Chief Executive Officer immediately upon Dr. Smith’s resignation.  Since his election as a director of the Registrant and appointment as President and Chief Operating Officer in January 1990, Mr. Oyster has overseen the day-to-day operations of the Registrant.  Mr. Oyster obtained an A.A.S. in nursing from Grayson County College in 1976.

In accordance with Mr. Oyster’s appointment as Chairman of the Board and Chief Executive Officer of the Registrant, the Board of Directors of the Registrant has unanimously voted to increase Mr. Oyster’s starting salary to $425,000 per year.  The other terms of Mr. Oyster’s employment remain unchanged from those set forth in the section entitled “Compensation of Directors and Executive Officers” of the Proxy Statement.

(d)	Not applicable.

(e)	Not applicable.

Item 9.01.	Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
10.1	Form of Executive Employment Agreement, dated November 1, 2011, by and between Dr. L.S. Smith and DGSE Companies, Inc.

EXHIBITS

Exhibit No.	Description
10.1	Form of Executive Employment Agreement, dated November 1, 2011, by and between Dr. L.S. Smith and DGSE Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: October 31, 2011	By:	/s/ John Benson
John Benson
Chief Financial Officer